Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE DISTRIBUTION

DELPHAX ANNOUNCES PROFITABLE FIRST QUARTER

MINNEAPOLIS, Feb. 14, 2007 — Delphax Technologies Inc. (Nasdaq:DLPX), a global provider of high-speed digital printing systems, today reported net sales of $11.7 million for the first quarter ended Dec. 31, 2006, compared with $12.7 million in the same period a year earlier. First-quarter net income was $47,000, or $0.01 per diluted share, compared with a net loss of $156,000, or $0.02 per share, for the first quarter of fiscal 2006.

Fiscal 2007 first-quarter sales of maintenance, spares and supplies were $10.7 million, up from $10.1 million for the first quarter of fiscal 2006. Equipment sales were $947,000 for the fiscal 2007 first quarter, down from $2.6 million for the first quarter a year earlier.

“After an extremely difficult second half of fiscal 2006, we believe we’ve been able to stabilize our operations for both immediate and longer-term performance improvement,” said Dieter P. Schilling, president and chief executive officer. “We’ve significantly tightened our cost structure—something that is clearly reflected in our first-quarter results. At the same time, we’ve introduced a more disciplined, highly systematic sales approach, which we are counting on to drive future profitable growth.

“We have already seen positive results with this new approach. As previously disclosed, we ended our dry spell of major equipment sales with the first-quarter placement of a CR1300 press with a European printer, the third of these high-speed systems sold to this customer. While service-related revenues were up from an unusually weak performance in the first quarter of fiscal 2006, they continued to reflect the maturing of our installed base of older legacy equipment. Our objective is to replace this revenue source with a much larger annuity stream generated by a growing installed base of high-volume CR Series presses.”

Gross margin for the first quarter of fiscal 2007 totaled $3.1 million, or 27 percent of net sales, down from $4.1 million, or 32 percent of net sales, for the first quarter of fiscal 2006.

Operating expenses for the fiscal 2007 first quarter fell from $3.8 million for the same quarter in fiscal 2006 to $2.8 million, a drop of 24 percent. The decrease in expenses is directly related to the restructuring of the company at the end of fiscal 2006 as well as a continued focus on expense control and cash management.

The company achieved modest profitability for the fiscal 2007 first quarter, compared with a net loss for the same period last year due to foreign exchange gains of $116,000 in fiscal 2007, compared with foreign exchange losses of $95,000 in fiscal 2006. In addition, the company recognized no income tax expense in the current fiscal year quarter as a result of income tax loss carryforwards, compared with income tax expense of $83,000 in the year-ago quarter.

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CREATING NEW POSSIBILITIES THROUGH DIGITAL IMAGING TECHNOLOGY

6100 West 110th Street • Bloomington, MN 55438 • Phone: 952.939.9000 • Fax: 952.939.1151 • Website: www.delphax.com

NEWS RELEASE FOR IMMEDIATE DISTRIBUTION

As the company announced in December, it successfully negotiated new financial covenants and an extension through October 2007 of its senior credit facility agreement with LaSalle Business Credit. The agreement had been scheduled to expire in April 2007. The company is in discussions with potential lenders, including its current lender, to structure a new long-term financing arrangement.

On the marketing front, following the close of the first quarter, Delphax exhibited its next-generation digital press, the CR2200, at the Hunkeler Innovation Days 2007 trade show in Lucerne, Switzerland. The CR2200 demonstrated a running speed of 500 feet or 2,180 pages per minute —the highest speed of any toner-based digital press.

Schilling added, “We will continue to focus our efforts on building our sales momentum and managing our costs for profitable growth. We believe we are off to a good start in fiscal 2007 and we expect to continue to improve.”

Delphax Technologies Inc. will discuss its fiscal 2007 first quarter results in a conference call for investors and analysts today, Wednesday, Feb. 14, 2007, at 10:30 a.m. Central Time. To participate in the conference call, please call 1-800-218-4007 shortly before 10:30 a.m. Central Time and ask for the DELPHAX conference call. The conference call will also be webcast. To listen only, log on to http://w.on24.com/r.htm?e=36914&s=1&k=0A30EF4973F62A510BFC8E53C9CAFC3A. To listen to a taped replay of the conference, call 1-800-405-2236 and enter the pass code 11083566#. The replay will be available beginning at 12:30 p.m. Central Time Feb. 14, and will remain active through Feb. 21, 2007.

About Delphax Technologies Inc.

Delphax Technologies Inc. is a global leader in the design, manufacture and delivery of advanced digital print production systems based on its patented electron-beam imaging (EBI) technology. Delphax digital presses deliver industry-leading throughput for both roll-fed and cut-sheet printing environments. These flagship products are extremely versatile and handle a wide range of substrates from ultra lightweight paper to heavy stock. Delphax provides digital printing solutions to publishers, direct mailers and other printers that require systems capable of supporting a wide range of commercial printing applications. The company also licenses and manufactures EBI technology for OEM partners that create differentiated product solutions for additional markets. There are currently installations using Delphax EBI technology in more than 60 countries worldwide. The company is headquartered in Minneapolis, with subsidiary offices in Canada, the United Kingdom and France. Its common stock is publicly traded on the Global Market tier of the Nasdaq Stock Market under the symbol: DLPX. In response to notification the company received from Nasdaq that it no longer meets the standards for listing on the Nasdaq Global Market, the company has applied for listing on the Nasdaq Capital Market. Additional information is available on the company’s website at www.delphax.com.

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CREATING NEW POSSIBILITIES THROUGH DIGITAL IMAGING TECHNOLOGY

6100 West 110th Street • Bloomington, MN 55438 • Phone: 952.939.9000 • Fax: 952.939.1151 • Website: www.delphax.com

NEWS RELEASE FOR IMMEDIATE DISTRIBUTION

Statements made in this news release concerning the company’s or management’s expectations about future results or events are “forward-looking statements.” Such statements are necessarily subject to risks and uncertainties that could cause actual results to vary materially from stated expectations. Additional information concerning the factors that could cause actual results to differ materially from the company’s current expectations is contained in the company’s periodic filings with the Securities and Exchange Commission.

CONTACTS:
Gregory S. Furness	Tom Langenfeld
Chief Financial Officer	(for Delphax Technologies Inc.)
Delphax Technologies Inc.	(952) 920-4624
(952) 939-9000 gfurness@delphax.com

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CREATING NEW POSSIBILITIES THROUGH DIGITAL IMAGING TECHNOLOGY

6100 West 110th Street • Bloomington, MN 55438 • Phone: 952.939.9000 • Fax: 952.939.1151 • Website: www.delphax.com

NEWS RELEASE FOR IMMEDIATE DISTRIBUTION

DELPHAX TECHNOLOGIES INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,
	2006	2005
Sales:
Maintenance, spares and supplies	$10,736	$10,095
Printing equipment	947	2,642

NET SALES	11,683	12,737

Cost of sales	8,583	8,674

GROSS PROFIT	3,100	4,063

Operating expenses:
Selling, general and administrative	1,978	2,475
Research and development	856	1,278

	2,834	3,753

OPERATING INCOME	266	310

Net interest expense	335	288
Foreign currency exchange (gain) loss	(116)	95

INCOME (LOSS) BEFORE TAXES	47	(73)

Income tax expense	—	83

NET INCOME (LOSS)	$47	$(156)

Basic earnings (loss) per common share	$0.01	$(0.02)

Earnings (loss) per common share, assuming dilution	0.01	(0.02)

Weighted average number of shares outstanding during the period:
Basic	6,439	6,356

Diluted	6,445	6,356

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CREATING NEW POSSIBILITIES THROUGH DIGITAL IMAGING TECHNOLOGY

6100 West 110th Street • Bloomington, MN 55438 • Phone: 952.939.9000 • Fax: 952.939.1151 • Website: www.delphax.com

NEWS RELEASE FOR IMMEDIATE DISTRIBUTION

DELPHAX TECHNOLOGIES INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	December 31, 2006	September 30, 2006
ASSETS
Cash and cash equivalents	$1,236	$582

Accounts receivable, net	6,533	6,298

Inventories	14,324	15,958

Other current assets	1,103	1,087

Total current assets	23,196	23,925

Fixed assets, net	1,617	1,838

Other non-current assets	470	453

Total Assets	$25,283	$26,216

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued expenses	$8,685	$10,131

Current portion of debt	5,785	193

Total current liabilities	14,470	10,324
Long-term portion of debt	2,590	7,906

Other long-term liabilities	142	150

Total liabilities	17,202	18,380

Shareholders’ equity	8,081	7,836

Total Liabilities and Shareholders’ Equity	$25,283	$26,216

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CREATING NEW POSSIBILITIES THROUGH DIGITAL IMAGING TECHNOLOGY

6100 West 110th Street • Bloomington, MN 55438 • Phone: 952.939.9000 • Fax: 952.939.1151 • Website: www.delphax.com

NEWS RELEASE FOR IMMEDIATE DISTRIBUTION

DELPHAX TECHNOLOGIES INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Three Months Ended December 31,
	2006	2005
OPERATING ACTIVITIES
Net income (loss)	$47	$(156)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	233	240
Non-cash interest on 7% convertible subordinated notes	111	126
Stock-based compensation	36	51
Other	(19)	—
Changes in operating assets and liabilities:
Accounts receivable, net	(235)	(1,247)
Inventory	1,634	259
Other current assets	(14)	(169)
Accounts payable, accrued expenses, deposits and other	(1,571)	(1,171)
Deferred revenue	109	(33)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	331	(2,100)

INVESTING ACTIVITIES
Purchase of equipment and fixtures	(6)	(101)

NET CASH USED IN INVESTING ACTIVITIES	(6)	(101)

FINANCING ACTIVITIES
Additional borrowing on bank credit facilities, net	185	2,016
Checks written in excess of bank balances	58	472
Principal payments on capital lease obligations	(31)	(27)

NET CASH PROVIDED BY FINANCING ACTIVITIES	212	2,461
EFFECT OF EXCHANGE RATE CHANGES ON CASH	117	(41)

INCREASE IN CASH AND CASH EQUIVALENTS	654	219
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	582	736

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,236	$955

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CREATING NEW POSSIBILITIES THROUGH DIGITAL IMAGING TECHNOLOGY

6100 West 110th Street • Bloomington, MN 55438 • Phone: 952.939.9000 • Fax: 952.939.1151 • Website: www.delphax.com